UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 18, 2012

Kaman Corporation
(Exact Name of Registrant as Specified in Its Charter)

Connecticut
(State or Other Jurisdiction of Incorporation)

0-1093	06-0613548
(Commission File Number)	(IRS Employer Identification No.)

1332 Blue Hills Avenue, Bloomfield, Connecticut	6,002
(Address of Principal Executive Offices)	(Zip Code)

(860) 243-7100
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07    SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

The annual meeting of the Company's shareholders was held at the company's Bloomfield headquarters on April 18, 2012. Of the 26,261,005 shares outstanding and entitled to vote at the meeting, 24,312,553 shares were represented in person or by proxy, representing 92.58% and constituting a quorum. Following are the final results for each of the proposals voted upon at the meeting.

1.    Proposal No. 1 - Election of Directors

The Board of Directors has previously authorized nine directors divided into three classes. At this meeting, three individuals were elected as Class 1 directors, by the vote set forth below, each to serve for a term of three years. Each director serves until his or her successor has been elected and qualified.

Nominee	For	Vote Withheld	Broker Non-vote
E. Reeves Callaway III	22,129,039	275,162	1,908,352
Karen M. Garrison	22,229,895	174,306	1,908,352
A. William Higgins	22,230,122	174,079	1,908,352

The Class 2 and 3 Directors whose terms continue after the meeting are Brian E. Barents, Neal J. Keating, Eileen S. Kraus, George E. Minnich, Thomas W. Rabaut, and Richard J. Swift.

2.     Proposal No. 2 - Approval of Advisory Vote on Executive Compensation

A non-binding advisory vote to approve the compensation paid to the company's named executive officers, which is sought annually, was approved by the following vote:

For	Against	Abstain	Broker Non-vote
17,994,376	283,116	4,126,709	1,908,352

3.    Ratification of KPMG LLP Appointment

A proposal to ratify the appointment of KPMG LLP as the company's independent public accounting firm for the year was approved by the following vote:

For	Against	Abstain	Broker Non-vote
23,844,806	430,976	36,771	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KAMAN CORPORATION

By:	/s/ Candace A. Clark
Candace A. Clark
Senior Vice President, Chief Legal Officer and Secretary

Date: April 18, 2012